                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.     )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    MIRAGE RESORTS, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     4) Date Filed:
        ------------------------------------------------------------------------

                          MIRAGE RESORTS, INCORPORATED

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1995

                                ----------------

    The Annual Meeting of Stockholders (the "Meeting") of Mirage Resorts, Incorporated (the "Company") will be held at The Mirage, 3400 Las Vegas Boulevard South, Las Vegas, Nevada on Thursday, May 25, 1995, at 1:00 P.M., for the following purposes:

    1. To elect two directors for the term set forth in the accompanying Proxy Statement;

    2.  To approve the 1995 Stock Option and Stock Appreciation Rights Plan; and

    3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

    Pursuant to the Bylaws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Meeting as of the close of business on March 31, 1995. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Meeting, notwithstanding any transfer of stock on the books of the Company thereafter.

    Whether or not you expect to attend the Meeting in person, please date and sign the accompanying Proxy card and return it promptly to American Stock Transfer & Trust Company in the envelope enclosed for that purpose.

                                          KENNETH R. WYNN
                                            SECRETARY

Las Vegas, Nevada
April 18, 1995

                          MIRAGE RESORTS, INCORPORATED
                         3400 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                 APRIL 18, 1995

                               ------------------

                                PROXY STATEMENT

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of Mirage Resorts, Incorporated (the "Company") for use only at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on May 25, 1995, and at any and all adjournments thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below, for approval of the 1995 Stock Option and Stock Appreciation Rights Plan described below and, with discretion, on all such other matters as may properly come before the Meeting. A stockholder may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. The total cost of solicitation of Proxies will be paid by the Company.

    In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokerage firms, fiduciaries and other custodians and nominees will forward Proxy soliciting material to their principals and that the Company will reimburse such persons' out-of-pocket expenses.

    It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or about April 24, 1995.

                                 VOTING RIGHTS

    Holders of the Company's common stock, $.008 par value (the "Common Stock"), of record as of the close of business on March 31, 1995, will be entitled to one vote for each share held on all matters presented to the Meeting. On March 31, 1995, there were outstanding 91,113,942 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum. There will be no cumulative voting for members of the Board of Directors. The two nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Approval of the 1995 Stock Option and Stock Appreciation Rights Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting (giving effect to abstentions but without giving effect to broker non-votes). Under the rules of the New York Stock Exchange (the "NYSE"), the election of directors and approval of the 1995 Stock Option and Stock Appreciation Rights Plan are considered by the NYSE to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the Meeting.

              STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information as of March 31, 1995 with respect to the "beneficial" ownership, as such term is defined in the Rules of the Securities and Exchange Commission (the "Commission"), of the Common Stock by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding Common Stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during 1994 (collectively, the "Named Officers") and (iv) all directors and executive officers of the Company as a group.

                                                            APPROXIMATE
                                                           PERCENTAGE OF
                                            NUMBER OF       OUTSTANDING
                  NAME                        SHARES       COMMON STOCK
- ----------------------------------------  --------------   -------------
Stephen A. Wynn
  P.O. Box 7777
  Las Vegas, NV 89177                     14,591,263(1)          15.0%
The Capital Group Companies, Inc.
  333 South Hope Street
  Los Angeles, CA 90071                    4,685,250(2)           5.1%
Melvin B. Wolzinger                        1,760,770(3)           1.9%
Daniel B. Wayson                             259,375(4)          *
Elaine P. Wynn                               115,000(5)          *
George J. Mason                               96,250(6)          *
Richard D. Bronson                                --             --
Ronald M. Popeil                              23,500(7)          *
Barry A. Shier                               375,105(8)          *
Bruce A. Levin                               150,000(9)          *
Daniel R. Lee                                272,000(10)         *
Kenneth R. Wynn                              745,941(11)         *
All directors and executive officers
  as a group (15 persons)                 18,523,639(12)         18.9%

- ------------------------
*    Less than 1%.
 (1) Includes 5,875,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995. Does not include (i) 219,487 shares held by a grantor retained annuity trust established by Mr. Wynn for the benefit of his adult daughters, as to which shares Mr. Wynn does not have voting or dispositive power, or (ii) shares owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.

 (2) Represents  shares beneficially owned  as of December 31,  1994, based on a
     Schedule 13G,  dated  February 8,  1995,  filed with  the  Commission.  The
     Schedule 13G states that certain subsidiaries of The Capital Group Companies, Inc. have sole dispositive power as to all of such shares and sole voting power as to 651,750 of such shares.

 (3) Includes 1,546,093 shares held by a family trust of which Mr. Wolzinger and his wife serve as trustees and 175,832 shares held by a limited partnership of which such trust is the general partner and a limited partner. Mr. Wolzinger disclaims beneficial ownership of 94,598 shares held by the limited partnership as to which he has no pecuniary interest. Also includes 26,345 shares held by a trust of which Mr. Wolzinger serves as a trustee but does not have any pecuniary interest, as to which shares Mr. Wolzinger disclaims beneficial ownership. Also includes 12,500 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995.

 (4) Includes 12,500 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995.

 (5) Includes 12,500 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995. Does not include shares reported as owned by Stephen A. Wynn, Mrs. Wynn's husband.

 (6) Includes 50,000 shares held by a family trust of which Mr. Mason and his wife serve as trustees and 12,500 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995.

 (7) Includes 12,500 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995.

 (8) Includes 375,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995 and 80 shares held by Mr. Shier as custodian for his minor children.

 (9) Includes 80,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995.

(10) Includes 270,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1995.

(11) Includes 562,500 shares held by a family trust of which Mr. Wynn serves as trustee and 1,250 shares held by Mr. Wynn as custodian for his minor children. Mr. Wynn disclaims beneficial ownership of the shares held by him as custodian. Also includes 182,191 shares subject to future vesting.

(12) Includes  6,786,500  shares   subject  to  options   which  are   currently
     exercisable or become exercisable within 60 days of March 31, 1995.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The Company's Articles of Incorporation and Bylaws provide for from three to 11 directors, the precise number to be determined from time to time by the Board of Directors. Currently, the size of the Board is fixed at seven members. All of the existing directors have been previously elected by the stockholders. The two directors to be elected at the Meeting are to be elected to hold office for three years each and until the election of their respective successors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

    The information set forth below is submitted with respect to the nominees to the Board for whom it is intended that Proxies will be voted, for directors whose terms of office will continue after the Meeting and for executive officers who are not directors.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS(1)

                                                                                   YEAR FIRST
NAME                                                                                ELECTED
- ------------------------------------------------------------------------------  ----------------
Stephen A. Wynn, 53(2)                                                                1973
  Chairman of the Board of Directors, President and Chief Executive Officer
  Mr. Wynn has held his present positions with the Company for more than five years. He is also a director of International Cablecasting Technologies Inc.
  ("ICT").
Ronald M. Popeil, 59                                                            1980; Appointed
  Director and Member of Audit, Stock Option and Bonus Committees                September 19,
  Mr. Popeil has been the President of RONCO, Inc. (formerly known as                 1979
  Innovations 2000, Inc.), the principal business of which is the production and marketing of consumer products, since he co-founded that company in May
  1984.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING(1)

                                                                                                   EXPIRATION
                                                                                   YEAR FIRST      OF TERM AS
NAME                                                                                ELECTED         DIRECTOR
- ------------------------------------------------------------------------------  ----------------  ------------
Melvin B. Wolzinger, 74                                                               1973            1997
  Director and Member of Audit, Stock Option and Bonus Committees
  Mr. Wolzinger is, and has been for more than five years, a general partner in W.W. Investment Co., a real estate holding company in Las Vegas, Nevada, and is a principal owner of various restaurants and casino gaming establishments in Las Vegas.
Daniel B. Wayson, 42                                                            1988; Appointed       1997
  Director                                                                       March 19, 1987
  Mr. Wayson served as President and Chief Executive Officer of the Company's
  then New Jersey gaming subsidiary from December 1984 until its sale on March
  1, 1987. He is, and has been for more than five years, a principal of Wayson
  Properties, Inc., a real estate development and holding company, and other real estate and business ventures.
George J. Mason, 64                                                                   1973            1997
  Director and Member of Audit, Stock Option and Bonus Committees
  Mr. Mason is Senior Managing Director of, and Registered Representative for,
  Bear, Stearns & Co. Inc., Los Angeles, California, an investment banking firm which has provided certain services to the Company, and has been employed by such firm for more than five years.
Elaine P. Wynn, 52(2)                                                                 1977            1996
  Director
  Mrs. Wynn is active in civic and philanthropic affairs in the Las Vegas community and has been so involved for more than five years. She is
  Secretary, Treasurer and a Trustee of Golden Nugget Scholarship Fund, Inc.

                                                                                                   EXPIRATION
                                                                                   YEAR FIRST      OF TERM AS
NAME                                                                                ELECTED         DIRECTOR
- ------------------------------------------------------------------------------  ----------------  ------------
Richard D. Bronson, 50                                                               1993;            1996
  Director                                                                      Appointed August
  Mr. Bronson has been President of New City Development, a division of the         3, 1992
  Company which is responsible for certain corporate development activities of the Company outside of Nevada, or its predecessor, New City Development,
  Inc., since February 1992. He has also been President of Bronson Companies, a real estate development and consulting firm in Hartford, Connecticut, since October 1991, and from 1987 to July 1991 he was Co-Chairman of the
  Board of Bronson & Hutensky, a real estate development firm in Hartford, and
  Monitor Management Corporation ("Monitor"), a real estate management firm in
  Hartford. On January 22, 1992, a creditor of Mr. Bronson and Monitor filed an involuntary petition under Chapter 7 of the Bankruptcy Code against Mr.
  Bronson. After attempts to negotiate an out-of-court settlement with Mr.
  Bronson's creditors failed, the court entered an order for relief against
  Mr. Bronson and customary discharge provisions on July 16, 1993.

INFORMATION CONCERNING EXECUTIVE OFFICERS OTHER THAN DIRECTORS LISTED ABOVE(3)

                                                                                                        YEAR HIRED
NAME                                                                                                    BY COMPANY
- ------------------------------------------------------------------------------------------------------  ----------
Barry A. Shier, 40, Executive Vice President -- Marketing and Hotel Operations                             1984
  Mr. Shier joined the Company as Executive Vice President -- Hotel Operations in September 1984 and
  was appointed to his present position in August 1987. Since March 1991, he has also been the
  President and Chief Executive Officer of GNLV, CORP., a wholly owned gaming subsidiary of the
  Company.
Bruce A. Levin, 55, Vice President, General Counsel and Assistant Secretary                                1979
  Mr. Levin has been Vice President and General Counsel of the Company since joining the Company in
  August 1979. He has also been Assistant Secretary since August 1979, except for the period August
  1993 through July 1994, when he served as Secretary.
Daniel R. Lee, 38, Senior Vice President -- Finance and Development, Chief Financial Officer and           1992
  Treasurer
  Mr. Lee joined the Company as Senior Vice President -- Finance and Development in March 1992 and was
  appointed Chief Financial Officer and Treasurer in September 1992. From March 1990 to March 1992, he
  was a securities analyst and Director -- Equity Research of The First Boston Corporation, an
  investment banking firm which has provided certain services to the Company. From July 1980 to
  February 1990, Mr. Lee was employed by Drexel Burnham Lambert Incorporated ("DBL"), an investment banking firm, as a securities analyst, and was a Managing Director of DBL from November 1989 to
  February 1990. In May 1990, DBL filed a petition for reorganization under Chapter 11 of the
  Bankruptcy Code.
Kenneth R. Wynn, 42, Vice President -- Design and Construction and Secretary (2)                           1973
  Mr. Wynn has held his present positions with the Company since joining the Company in August 1973, except for the period August 1993 through July 1994. He has also been the President of Atlandia
  Design and Furnishings, Inc., a wholly owned subsidiary of the Company which provides architectural, design, purchasing and construction supervision services to the Company, for more than five years, and was a director of the Company from 1973 to August 1993.

                                                                                                        YEAR HIRED
NAME                                                                                                    BY COMPANY
- ------------------------------------------------------------------------------------------------------  ----------
Frank P. Visconti, 41, Senior Vice President -- Retail Operations                                          1992
  Mr. Visconti was appointed to his present position in September 1992. From June 1989 to September
  1992, he was Vice President and General Manager of Neiman Marcus in San Francisco, California, a
  retail specialty store.
Henry M. Applegate III, 48, Senior Vice President and Controller                                           1992
  Mr. Applegate was appointed to his present position in September 1992. From January 1990 to July
  1992, he was Senior Vice President and Chief Operating Officer of Bally's Reno hotel-casino in Reno,
  Nevada. From March 1987 to January 1990, Mr. Applegate was Senior Vice President and Chief Operating
  Officer of Bally's Grand hotel-casino in Atlantic City, New Jersey. In November 1991, Bally's Grand
  Inc., the parent corporation of Bally's Reno, filed a petition for reorganization under Chapter 11 of the Bankruptcy Code.
James E. Pettis, 43, Vice President -- Risk Management                                                     1980
  Mr. Pettis was appointed to his present position in November 1984. He has been employed by the
  Company since May 1980 with responsibility for various corporate risk management, safety and employee benefit matters.
James M. Powers, 66, Vice President -- Corporate Security                                                  1980
  Mr. Powers has held his present position with the Company since joining the Company in January 1980.

- ------------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or subject to the requirements of Section 15(d) of the 1934 Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are listed in the table.

(2) Stephen A. Wynn and Elaine P. Wynn are husband and wife. Stephen A. Wynn and Kenneth R. Wynn are brothers.

(3)  Officers serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                ANNUAL                             COMPENSATION AWARDS
                                             COMPENSATION                     ------------------------------
                           ------------------------------------------------    RESTRICTED      SECURITIES
   NAME AND PRINCIPAL                                       OTHER ANNUAL         STOCK         UNDERLYING          ALL OTHER
         POSITION          YEAR  SALARY($)    BONUS($)   COMPENSATION($)(1)   AWARDS($)(2)   OPTIONS/SARS(#)   COMPENSATION($)(3)
- -------------------------  ----  ----------  ----------  ------------------   ------------   ---------------   ------------------
Stephen A. Wynn            1994  $2,501,701  $1,250,000      $        0        $        0               0           $  4,260
 Chairman of the Board,    1993   2,507,692           0               0                 0               0              5,697
 President and Chief       1992   1,504,836           0               0                 0       3,375,000              5,564
 Executive Officer
Barry A. Shier             1994     892,008     375,000               0                 0               0              4,260
 Executive Vice President  1993     750,000     250,000               0                 0               0              5,697
 -- Marketing and Hotel    1992     750,000     250,000               0                 0               0              5,564
 Operations
Bruce A. Levin             1994     437,250     100,000               0                 0               0              4,260
 Vice President, General   1993     406,000           0               0                 0               0              5,457
 Counsel and Assistant     1992     368,692      25,000               0                 0         250,000              5,324
 Secretary
Daniel R. Lee              1994     357,776     150,000               0                 0               0              4,008
 Senior Vice President --  1993     302,692     100,000               0                 0               0              5,217
 Finance and Development,  1992     197,117           0               0                 0         500,000                500
 Chief Financial Officer
 and Treasurer
Kenneth R. Wynn            1994     350,352     100,000               0                 0               0              3,882
 Vice President -- Design  1993     336,539           0               0         4,190,393               0              4,446
 and Construction and      1992     336,539           0               0                 0               0            326,971
 Secretary

- ------------------------
(1) The Company provides certain perquisites and other personal benefits to some or all of the Named Officers, including (i) reimbursement for medical expenses, (ii) amounts allocated for personal use of Company automobiles,
     (iii) use of complimentary rooms, food, beverages and entertainment (including privileges at the Company's Shadow Creek golf course) and (iv) use of Company employees to furnish personal services. The incremental cost to the Company of providing perquisites and other personal benefits did not exceed, as to any Named Officer for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Officer for such year and, accordingly, is omitted from the table.

(2) At December 31, 1994, Kenneth R. Wynn held 182,191 restricted shares of Common Stock with an aggregate value (based on the closing sale price of the Common Stock on the NYSE on December 30, 1994) of $3,734,916. To the extent that the Company pays dividends on the Common Stock in the future, Mr. Wynn will receive dividends on such restricted shares. None of the other Named Officers held restricted stock awards at December 31, 1994.

(3) Represents (i) the cost of Company-paid premiums for term life insurance on each of the Named Officers, as follows: Stephen A. Wynn -- 1994: $1,260, 1993: $1,200, 1992: $1,200; Barry A. Shier -- 1994: $1,260, 1993: $1,200,
     1992:  $1,200;  Bruce A.  Levin --  1994: $1,260,  1993: $960,  1992: $960;
     Daniel R. Lee -- 1994: $1,008, 1993: $720, 1992: $500; and Kenneth R.  Wynn
     --  1994: $882, 1993: $840, 1992:  $840 and (ii) 50% matching contributions made by the Company for the Named Officers in accordance with the Company's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), as follows: Messrs. Stephen
     A. Wynn,  Shier and  Levin --  1994: $3,000,  1993: $4,497,  1992:  $4,364;
     Daniel  R. Lee -- 1994: $3,000, 1993:  $4,497; and Kenneth R. Wynn -- 1994:
     $3,000, 1993: $3,606,  1992: $3,606. The  1992 amount for  Kenneth R.  Wynn also includes $322,525 accrued with respect to the Company's then future cash liability to Mr. Wynn pursuant to the Company's Executive Retirement Plan (the "Executive Plan"), a deferred compensation plan. The Executive Plan no longer covers Kenneth R. Wynn or any of the other Named Officers.

AGGREGATED OPTION EXERCISES IN 1994 AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                       UNEXERCISED             VALUE OF UNEXERCISED
                                                                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                 SHARES                             FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                               ACQUIRED ON          VALUE              EXERCISABLE/          EXERCISABLE/UNEXERCISABLE
           NAME                EXERCISE(#)      REALIZED($)(1)        UNEXERCISABLE                     (2)
- --------------------------     -----------      --------------      ------------------      ---------------------------
Stephen A. Wynn                        0          $        0        5,875,000/ 0               $52,037,500/ 0
Barry A. Shier                         0                   0          375,000/ 375,000           3,225,000/ 4,312,500
Bruce A. Levin                    20,000             331,000           80,000/ 150,000             884,000/ 1,657,500
Daniel R. Lee                     30,000             485,250          170,000/ 300,000           1,836,000/ 3,240,000
Kenneth R. Wynn                        0                   0                0/ 0                         0/ 0

- ------------------------
(1) Represents the difference between the closing sale price of the Common Stock on the NYSE on the date of exercise and the exercise price of the options.
(2) Represents the difference between the closing sale price of the Common Stock on the NYSE on December 30, 1994 and the exercise price of the options.

EMPLOYMENT AGREEMENT

    On December 16, 1992, the Company entered into a 10-year Employment Agreement with Stephen A. Wynn pursuant to which Mr. Wynn serves as President and Chief Executive Officer of the Company at an annual salary of $2,500,000. Mr. Wynn shall be entitled to such bonuses, stock options and other compensation as may be determined from time to time by the Board of Directors. Pursuant to the Employment Agreement, the Company also provides Mr. Wynn with the personal use of an automobile for which the Company pays all insurance, gasoline and maintenance expenses, and provides Mr. Wynn and his dependents with coverage under the Company's executive medical and life insurance program.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or its subsidiaries were paid a monthly retainer during 1994 of $4,000, representing $2,000 for services as a director of the Company and $1,000 for services as a director of each of the Company's subsidiaries which own and operate The Mirage and the Golden Nugget hotel-casinos, and continue to receive such retainer in 1995. Directors Ronald
M. Popeil, George J. Mason and Melvin B. Wolzinger serve on the Company's Audit, Stock Option and Bonus Committees and received a monthly fee of $1,000 for services as members of the Audit and Stock Option Committees during 1994, and continue to receive such fees in 1995. Pursuant to the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), each director who is not an employee of the Company or its subsidiaries and who had served as a director for at least three years was granted 12,500 stock options in 1992 at an exercise price of $10.25 per share, 2,500 stock options in 1993 at an exercise price of $16.45 per share, 2,500 stock options in 1994 at an exercise price of $24 per share and 2,500 stock options in 1995 at an exercise price of $23 per share, and will be granted an additional 2,500 stock options in each succeeding year in which he or she remains a director. Stock options granted under the Director Plan have an exercise price equal to the market value of the Common Stock on each date of grant, and become exercisable three years thereafter. An aggregate of up to 250,000 stock options may be granted under the Director Plan. Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return from December 31, 1989 to December 31, 1994, assuming reinvestment of dividends, of the Company, the NYSE Market Value Index (which consists of all common stocks listed on the NYSE) and the Dow Jones Industry Group (Casinos). The graph assumes an investment of $100 on December 31, 1989 in each of the Common Stock, the stocks comprising the NYSE Market Value Index and the stocks comprising the Dow Jones Industry Group (Casinos).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      MIRAGE RESORTS,     DOW JONES INDUSTRY      NYSE MARKET
                      INCORPORATED(1)     GROUP (CASINOS)(1)     VALUE INDEX(1)
                      ----------------   --------------------   ----------------
1989                          100                  100                  100
1990                        68.04                65.72                95.92
1991                       101.37                99.00               124.12
1992                       119.63               141.35               129.96
1993                       218.04               168.95               147.56
1994                       187.21               133.84               144.69

- ------------------------
(1) The data points in this graph were calculated by Media General Financial Services, Inc., Richmond, Virginia, based on market price and dividend information supplied by the NYSE and Dow Jones & Company, Inc. The Dow Jones Industry Group (Casinos) includes only those stocks comprising the group which have been publicly traded since December 31, 1989.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has no compensation committee. Decisions concerning executive officer compensation for 1994 were made by the full Board of Directors and, with respect to the award of cash bonuses, by the Bonus Committee. The following members of the Board of Directors are officers or former officers of the Company or its subsidiaries: Stephen A. Wynn; Richard D. Bronson; and Daniel B. Wayson. Director Elaine P. Wynn is the wife of Stephen A. Wynn.

    ICT, a corporation of which Stephen A. Wynn is a director and owns approximately 13.2% of the outstanding common stock, programs and distributes a premium digital music service for the Company's four hotel-casinos pursuant to an agreement with the Company. The Company expects to pay ICT approximately $60,000 for such service during 1995.

                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES AND BASE SALARIES

    The Company has no formal compensation policies applicable to executive officers. Decisions concerning executive officers' base salaries for 1994 were made by the full Board of Directors, based upon the recommendations of the Company's Chief Executive Officer. In 1994, four executive officers, including Messrs. Shier, Levin and Lee, received salary increases. Decisions concerning the grant of stock options and the award of cash bonuses to executive officers were made by the Stock Option Committee and the Bonus Committee, respectively, and were similarly based upon the recommendations of the Chief Executive Officer. The Chief Executive Officer's recommendations in each case were based on his subjective evaluation of each officer's (including his own) contribution to the Company and the level of compensation necessary to adequately motivate and reward the officer. The composition and amount of each item of executive compensation for 1994 did not bear a specific relationship to any particular measure of the Company's performance.

    In addition to the Chief Executive Officer's Employment Agreement discussed below, two other executive officers (neither of whom is a Named Officer) are parties to employment agreements with the Company which were entered into in 1992. Compensation paid to such executive officers for 1994 was consistent with the terms of such employment agreements.

STOCK OPTIONS

    The Company's Stock Option and Stock Appreciation Rights Plans are an important component of the Company's compensation program for executive officers and other employees. The stock option plans are intended to advance the interests of the Company and its stockholders by encouraging and enabling executive officers and other employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Through stock option grants, the long-range interests of management and employees are aligned with those of stockholders as the stock option recipients accumulate (through the vesting of stock options) meaningful stakes in the Company. The Company's stock option plans are administered by the Stock Option Committee, which is composed of three non-employee members of the Board of Directors who also serve as the members of the Audit and Bonus Committees. Decisions concerning the grant of stock options, including the individuals to whom options were granted and the respective exercise prices and vesting periods, were made by the Stock Option Committee based upon the recommendations of the Chief Executive Officer. Such recommendations and decisions were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance. None of the executive officers received stock option grants in 1994.

CASH BONUSES

    In addition to base salary and stock options, the other principal part of the Company's executive compensation program consists of cash bonuses awarded pursuant to the Company's Amended and Restated 1994 Cash Bonus Plan (the "Bonus Plan"), which was approved by the Company's stockholders in May 1994. The Bonus Plan provides for an annual bonus pool equal to 5% of the Company's consolidated earnings before depreciation, interest and taxes in excess of $250,000,000. Out of the bonus pool, each executive officer is eligible to receive a bonus of up to 50% of his annual base salary in effect on March 31, 1994, the effective date of the Bonus Plan. The Bonus Plan is administered by the Bonus Committee, which is composed of three non-employee members of the Board of Directors. Decisions concerning the award of bonuses pursuant to the Bonus Plan (within the
above-described  limitations)  were  made  by  the  Bonus  Committee  upon   the
recommendations of the Chief Executive Officer. Such recommendations and decisions were made on a subjective basis and did not bear specific relationship to any particular measure of the Company's performance. In 1994, bonuses were awarded to each executive officer in amounts ranging from approximately 11% to 50% of annual base salary. See "Executive Compensation -- Summary Compensation Table" for information concerning bonuses awarded to the Named Officers.

OTHER COMPENSATION

    The Company also provides certain perquisites and other personal benefits to executive officers, which constitute a small percentage of their total compensation. See footnote (1) to "Executive Compensation -- Summary Compensation Table."

INTERNAL REVENUE CODE SECTION 162(M)

    In 1993, legislation was enacted which added Section 162(m) to the Code. Commencing in 1994, Section 162(m) eliminates the federal income tax deductibility of most compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers of publicly held corporations. Certain types of compensation are not affected by the deduction limitation, including compensation paid pursuant to a binding agreement entered into on or before February 17, 1993 and compensation paid pursuant to a qualifying performance-based plan such as the Bonus Plan. The Bonus Plan was adopted in 1994 in response to the enactment of Section 162(m) in order to permit the Company to continue deducting bonuses paid to the Chief Executive Officer and other executive officers whose annual compensation exceeds $1,000,000. In making future compensation decisions, the Board of Directors intends to take into account the effect of Section 162(m), although in appropriate circumstances it may determine to award compensation to covered executive officers which is not fully deductible by the Company by virtue of
Section 162(m).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In 1994, the Chief Executive Officer received a salary of $2,500,000 pursuant to a 10-year Employment Agreement approved by the Board of Directors in December 1992. See "Executive Compensation -- Employment Agreement." The amount of such salary was determined by the Board of Directors based upon the Chief Executive Officer's recommendation. Such recommendation and determination were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance during 1994 or any prior period. In adopting the Chief Executive Officer's recommendation, the Board of Directors considered a large number of factors, including (1) the record of leadership and service provided by the Chief Executive Officer since joining the Company in 1973, (2) the identification of the Company with the Chief Executive Officer by the financial community and the general public, and the recognition by the Board of Directors and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success, (3) the total stockholder return obtained by the Company during the past five years, which significantly surpassed that of both the broad market and the Company's principal industry competitors as a group (see "Comparative Stock Price Performance Graph"), (4) the achievements recorded by the Company since the Chief Executive Officer's annual salary was last increased in March 1990, including the successful financial performance of The Mirage, the Company's flagship hotel-casino, since opening in November 1989, the restructuring of a significant portion of the Company's long-term debt and the successful completion of equity offerings in 1991 and 1992, resulting in a reduction of the Company's average cost of capital, the development and construction of Treasure Island at The Mirage, the Company's newest hotel-casino, which opened on schedule in October 1993, and the purchase, for future development, of the 164-acre site of the former Dunes Hotel, Casino and Country Club on the Las Vegas Strip, which was consummated in January 1993, (5) the fact that the Chief Executive Officer is the Company's principal stockholder and thereby holds a significant stake in the Company's future and (6) the fact that the Chief Executive Officer's annual salary had not been increased in almost three years, and that he was not awarded a cash bonus in 1991 or 1992. No specific weight was assigned to any particular factor.

    In 1994, the Chief Executive Officer was awarded a cash bonus of $1,250,000 (50% of his annual base salary) pursuant to the Bonus Plan. The amount of such bonus was determined by the Bonus Committee based upon the recommendation of the Chief Executive Officer. Such recommendation and determination were made on a subjective basis, taking into account the Chief Executive Officer's contribution to the Company and the amount necessary to adequately reward the Chief Executive Officer, and did not bear a specific relationship to any particular measure of the Company's performance during 1994.

                                          BY THE BOARD OF DIRECTORS
                                          Stephen A. Wynn, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason
                                          Ronald M. Popeil
                                          Elaine P. Wynn
                                          Daniel B. Wayson
                                          Richard D. Bronson

                                          BY THE STOCK OPTION COMMITTEE
                                          Ronald M. Popeil, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason

                                          BY THE BONUS COMMITTEE
                                          Ronald M. Popeil, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason

                              CERTAIN TRANSACTIONS

    In October 1992, the Company lent Mr. Visconti and his wife $91,000 in connection with Mr. Visconti's relocation from San Francisco, California to Las Vegas to accept employment with the Company. The loan was evidenced by a promissory note which bore interest at the rate of 3.78% per annum and was due on the earlier of October 15, 1994 or the date of sale of the Viscontis' San Francisco home. The note was secured by a deed of trust on the Viscontis' Las Vegas residence. Mr. Visconti repaid the note in full in February 1994.

    See also "Compensation Committee Interlocks and Insider Participation."

       THE 1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN PROPOSAL

SUMMARY OF THE 1995 PLAN

    The Company's Board of Directors adopted the 1995 Stock Option and Stock Appreciation Rights Plan (the "1995 Plan") on March 31, 1995, subject to stockholder approval at the Meeting. A copy of the 1995 Plan is attached to this Proxy Statement as Exhibit A. The following is a brief summary of the 1995 Plan, which is qualified in its entirety by reference to Exhibit A.

    Options granted under the 1995 Plan may be either non-qualified stock options ("Non-Qualified Options") or options intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options"). In contrast to options, where the holder must pay the exercise price before being entitled to receive his shares (which exercise price may be paid in cash or using shares of Common Stock), holders of stock appreciation rights ("SARs") will be entitled to receive from the Company either Common Stock or cash, at the election of the holder (as to certain holders a cash election may only be made at certain times), in an amount equal to the excess, if any, of the market price of the Common Stock on the date of exercise over the SAR price (the "Spread").

PURPOSE OF THE 1995 PLAN

    The purpose of the 1995 Plan is to advance the interests of the Company, its stockholders and its subsidiaries by encouraging and enabling selected officers, directors, employees, independent contractors or agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options and to acquire certain benefits of equity participation in the Company through the grant of SARs.

AMOUNT OF COMMON STOCK SUBJECT TO OPTIONS AND SARS UNDER THE 1995 PLAN

    The 1995 Plan provides for the grant of stock options and SARs covering an aggregate of 3,000,000 shares of Common Stock, and further provides that no single participant may be granted stock options and SARs under the 1995 Plan covering an aggregate of more than 1,000,000 shares of Common Stock. The number of shares of Common Stock subject to options and SARs is subject to equitable adjustments for any stock dividends, stock splits, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option or SAR which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the 1995 Plan. As of March 31, 1995, no options or SARs had been granted under the 1995 Plan.

ADMINISTRATION OF THE 1995 PLAN

    Although the 1995 Plan may be administered by the Board of Directors if all of its members are disinterested (as defined), the Board of Directors has appointed the Stock Option Committee, consisting of Messrs. Mason, Popeil and Wolzinger, to administer the 1995 Plan. Options and SARs may not be granted under the 1995 Plan to members of the Stock Option Committee or to others designated by the Board of Directors or the Stock Option Committee. Subject to the conditions set forth in the 1995 Plan, the Board of Directors or the Stock Option Committee has full and final authority to determine the number of options or SARs, the individuals to whom and the time or times at which such options or SARs shall be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The 1995 Plan is intended to be flexible, and a significant amount of discretion is vested in the Board of Directors or Stock Option Committee with respect to all aspects of the options and SARs to be granted under the 1995 Plan.

PARTICIPANTS

    Non-Qualified Options and SARs may be granted under the 1995 Plan to any person who is or who agrees to become an officer, director, employee, independent contractor or agent of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of March 1, 1995, the Company and its subsidiaries had approximately 16,800 employees.

EXERCISE PRICE

    The exercise price of each Non-Qualified Option and SAR granted under the 1995 Plan shall be determined by the Board of Directors or the Stock Option Committee and shall in no event be less than either (i) the par value or (ii) 50% of the fair market value of the shares on the date of grant. The exercise price of each Incentive Option granted under the 1995 Plan shall be determined by the Board of Directors or the Stock Option Committee and shall in no event be less than either (i) the par value or (ii) 100% (110% in the case of a person who owns directly or indirectly more than 10% of the Common Stock) of the fair market value of the shares on the date of grant. The payment of the exercise price of an option may be made in cash or shares of Common Stock, as more fully described under "Exercise of Options and SARs."

    Fair market value shall be determined by the Board of Directors or the Stock Option Committee in accordance with the 1995 Plan and such determination shall be binding upon the Company and upon the holder. The closing sale price of the Common Stock on the NYSE on April 12, 1995 was $27.75 per share.

TERM OF OPTIONS AND SARS

    Options and SARs may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Common Stock), which may extend beyond the term of the 1995 Plan.

EXERCISE OF OPTIONS AND SARS

    The terms governing exercise of options and SARs granted under the 1995 Plan shall be determined by the Board of Directors or the Stock Option Committee, which may limit the number of options or SARs exercisable in any period; provided, however, that no grantee who is an officer or director or who owns more than 10% of any class of equity security of the Company (a "10% Holder") may exercise for cash any SAR granted within the preceding six months. Under the terms of the 1995 Plan, each SAR shall be exercisable for cash, for shares of Common Stock or for either, in the discretion of the optionee; provided, however, that no SAR shall be exercisable for cash by an officer or director of the Company or by a 10% Holder at any time other than during the period beginning on the third and ending on the twelfth business day following the date of release for publication of quarterly or annual summary statements of revenues and earnings of the Company. Subject to the foregoing, upon exercise of an SAR, the optionee shall be entitled to receive, within 10 days after exercise, in the discretion of the optionee, either (i) a cash payment equal to the Spread, if any, with respect to such exercised SAR or (ii) a number of whole shares of Common Stock equal to (A) the Spread with respect to such exercised SAR, divided by (B) the fair market value of a share of Common Stock as of the date of exercise, plus the amount of cash representing the fair market value of any fractional share. Under the 1995 Plan, if an SAR is not exercised prior to its expiration or termination, and is then exercisable and has a positive Spread, it shall be automatically exercised for cash on the date of such expiration or termination.

    Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Board of Directors or the Stock Option Committee provides otherwise). Where payment is made in Common Stock, such Common

Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise. In no event shall an option or SAR granted under the 1995 Plan be exercisable prior to the date of stockholder approval of the 1995 Plan.

NON-TRANSFERABILITY

    Options and SARs granted under the 1995 Plan are not transferable or assignable, otherwise than by will or the laws of descent and distribution and, during the lifetime of the holder, options and SARs are exercisable only by the holder.

TERMINATION OF RELATIONSHIP

    Except as the Stock Option Committee or the Board of Directors may expressly determine otherwise, if the holder of an option or SAR ceases to be employed by or to have another qualifying relationship (such as that of director, independent contractor or agent) with the Company or any of its subsidiaries other than by reason of the holder's death or Permanent Disability (as defined), all options and SARs granted to such holder under the 1995 Plan shall terminate immediately, except for options and SARs which were exercisable on the date of such termination of relationship, which options and SARs shall terminate three months after the date of such termination of relationship unless such options and SARs expire or terminate earlier. However, if a new qualifying relationship is established before the end of such three-month period, such exercisable options and SARs shall continue until their expiration or earlier termination. In the event of the death or Permanent Disability of the holder of an option or SAR, except as the Stock Option Committee or the Board of Directors may expressly determine otherwise, options and SARs may be exercised to the extent that the holder might have exercised the options and SARs on the date of death or Permanent Disability for a period of one year following the date of death or Permanent Disability, unless by their terms the options or SARs expire before the end of such one-year period.

AMENDMENT AND TERMINATION OF THE 1995 PLAN

    The Board of Directors may at any time and from time to time amend, suspend or terminate the 1995 Plan, but may not, without the approval of the stockholders of the Company representing a majority of the voting power, increase the maximum number of shares of Common Stock subject to options and SARs which may be granted under the 1995 Plan, change the provisions concerning the exercise price of options and SARs granted, increase the term during which options and SARs may be exercised, change the class of eligible participants, materially increase the benefits to participants under the 1995 Plan or extend the term of the 1995 Plan. No amendment, suspension or termination of the 1995 Plan by the Board of Directors may alter or impair any of the rights under any option or SAR granted under the 1995 Plan without the holder's consent.

    The 1995 Plan makes it clear that the Board of Directors or the Stock Option Committee may amend any grant (except in a manner unfavorable to the holder) to include any provision which, at the time of such amendment, is authorized under the 1995 Plan.

EFFECTIVE DATE AND TERM OF THE 1995 PLAN

    Options and SARs may be granted under the 1995 Plan during its 10-year term, which commenced on March 31, 1995.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE OPTIONS. The Company believes that with respect to Incentive Options granted under the 1995 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, he will generally recognize long-term capital gain or loss upon disposition of the shares.

    If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. A disqualifying disposition will include the use of shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

    The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

    NON-QUALIFIED OPTIONS AND SARS. The Company believes that the grant of a Non-Qualified Option under the 1995 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of a Non-Qualified Option generally will be long-term or short-term capital gain or loss, depending on the holding period of the shares.

    The Company believes that the grant of an SAR under the 1995 Plan will not be subject to federal income tax. Upon the exercise of an SAR, the grantee generally will recognize ordinary income in an amount equal to the Spread with respect to such SAR.

    Upon exercise of a Non-Qualified Option or an SAR, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, no deduction is allowed for remuneration in excess of $1,000,000 paid by the Company during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The 1995 Plan is intended to qualify for the performance-based compensation exception to the deduction limitation.

ACCOUNTING CONSEQUENCES

    There is a significant difference in the accounting treatment afforded to SARs as compared with options. In the case of options, no amount is accrued as compensation and thus charged against earnings unless the options were granted at below the market price. In the latter circumstance, the excess of such market price over the exercise price is fixed at the date of grant and is amortized, through a charge against earnings, over the period to which the compensation represented by the options is deemed attributable. This is typically the vesting period of the options.

    In contrast, with an SAR, whether the SAR price is lower than or equal to the market price of the Common Stock on the date of grant, the Spread (which must be estimated until the date of exercise) is amortized, through a charge against earnings, over the period to which the compensation is deemed attributable. Again, this is typically the vesting period. The Spread must be estimated utilizing interim stock prices, and the amount expensed is subject to adjustment as the market price (and therefore the estimate of the Spread) changes. Subsequent to vesting, assuming that the vesting period is utilized, and until exercise of the SAR, the amount accrued as compensation expense during the vesting period continues to be adjusted (as contrasted with options), and additional amounts may be expensed (or credited to income), as changing market prices affect the estimate of the Spread. The final adjustment is made upon exercise of the SAR.

RECOMMENDATION AND REQUIRED VOTE

    The Board of Directors recommends a vote FOR approval of the 1995 Plan. Approval of the 1995 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting. If the 1995 Plan is not approved, no options will be granted under the 1995 Plan, and the 1995 Plan will terminate.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

    The committees created by the Board of Directors are the Audit Committee, the Stock Option Committee and the Bonus Committee. The Board of Directors has not designated a nominating committee or a compensation committee.

    The Audit Committee consists of Messrs. Mason, Popeil and Wolzinger. The Audit Committee held nine meetings during 1994. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by the Company's management of such recommendations and advice; the implementation by management of the recommendations made by the independent auditors in their management letters, the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee also has certain other responsibilities, including the responsibility to oversee the employment and marketing practices of the Company and its gaming subsidiaries and their compliance with gaming regulations.

    The Stock Option Committee consists of Messrs. Mason, Popeil and Wolzinger. The Stock Option Committee took action by written consent on two occasions during 1994. The Stock Option Committee administers the Company's various Stock Option and Stock Appreciation Rights Plans. Subject to the conditions set forth in the plans, the Stock Option Committee has full and final authority to determine the number of stock options or SARs to be granted, the individuals to whom and the time or times at which such options or SARs shall be granted or be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary.

    The Bonus Committee, which was appointed by the Board of Directors in March 1994, consists of Messrs. Mason, Popeil and Wolzinger. The Bonus Committee took action by written consent on two occasions during 1994. The Bonus Committee adopted and administers the Bonus Plan. Subject to the conditions set forth in the Bonus Plan, the Bonus Committee has full and final authority to award cash bonuses pursuant to the Bonus Plan, to construe and interpret the Bonus Plan, to adopt amendments to the Bonus Plan (subject to stockholder approval in certain cases) and to make all other determinations and take all other action deemed necessary or advisable for the proper administration of the Bonus Plan.

    The Board of Directors held nine meetings, and took action by unanimous written consent on two occasions, during 1994. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

                            INDEPENDENT ACCOUNTANTS

    The Company's independent accountants for 1994 were Arthur Andersen LLP ("AA"), which firm has been appointed to serve in such capacity for the current year. A representative of AA is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

    On April 29, 1994, the Company dismissed its former independent accountants, Coopers & Lybrand ("C&L"), and replaced C&L with AA. The decision to change independent accountants was made following a review of competitive proposals submitted by C&L, AA and other major public accounting firms, and was approved by the Company's Audit Committee.

    C&L's reports on the Company's consolidated financial statements for 1992 and 1993 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 1992 and 1993 and the period from January 1, 1994 through April 29, 1994, there were no disagreements between the Company and C&L on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused C&L to make a reference to the subject matter of the disagreement in connection with its reports.

    C&L submitted the following statement in a letter to the Commission dated May 19, 1994, which was previously filed by the Company pursuant to the 1934 Act, and has requested the Company to reprint the statement in this Proxy
Statement:

      "We have read the statements made by Mirage Resorts, Incorporated . . . , which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 29, 1994. We do not agree with the statements concerning our Firm in such Form 8-K. Disagreements with the Company relating to matters that would have led to reference thereto in our report on the financial statements for the year ended December 31, 1993, if such matters had not been resolved to our satisfaction follow:

       Coopers & Lybrand and Company management had a disagreement concerning the need to contact the staff of the Securities and Exchange Commission (SEC) in order to ensure that its accounting treatment for preopening costs was not in violation of guidance previously provided to the Company by the staff.

       On April 1, 1994, prior to filing its Form 10-K, the Company, at our insistence, contacted the SEC staff. This resulted in acceptance of the Company's proposed treatment. As such, the disagreement was resolved to Coopers & Lybrand's satisfaction.

       This matter was discussed with the Company's Audit Committee."

                        FUTURE PROPOSALS OF STOCKHOLDERS

    Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 1996 Annual Meeting of Stockholders must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 21, 1995.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

    STOCKHOLDERS ARE URGED IMMEDIATELY TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By the Board of Directors
                                          KENNETH R. WYNN
                                            SECRETARY

                                                                       EXHIBIT A

                          MIRAGE RESORTS, INCORPORATED
              1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

1. PURPOSE.

    This 1995 Stock Option and Stock Appreciation Rights Plan (the "Plan") is intended to advance the interests of Mirage Resorts, Incorporated (the "Company"), its stockholders and its Subsidiaries by encouraging and enabling selected officers, directors, employees, independent contractors or agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options and to acquire certain benefits of equity participation in the Company through the grant of stock appreciation rights.

2. DEFINITIONS.

    (a)"Board" means the Board of Directors of the Company.

    (b)"Code" means the Internal Revenue Code of 1986, as amended.

    (c)"Committee" means the committee of the Board administering the Plan or the Board if a Committee has not been appointed and unless the context otherwise requires.

    (d)"Common Stock" means the Company's Common Stock, $.008 par value.

    (e)"Date of Grant" means the date on which an Option or SAR is granted under the Plan.

    (f)"Effective Date" means the Effective Date of the Plan as specified in Paragraph 12.

    (g)"Fair Market Value" of the Common Stock on any day shall be deemed to  be
       (i) if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape, or (ii) if the Common Stock is traded in the over-the-counter market and not on any national securities exchange, the mean between the closing bid and asked prices (or, if no closing prices are reported, the mean between the high bid and low asked prices) on such day as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. In each case, the Committee's determination of Fair Market Value shall be conclusive.

    (h)"Incentive Option" means an option granted under the Plan which is designated as an incentive stock option and which is intended to qualify as such within the meaning of Section 422 of the Code.

    (i)"Non-Qualified Option" means an option granted under the Plan which is designated as a non-qualified stock option and which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    (j)"Option" means any stock option granted under the Plan.

    (k)"Optionee" means a person to whom an Option or an SAR, which has not expired, has been granted under the Plan.

    (l)"Option Price" means the exercise price of an Option or the base price of an SAR.

    (m)"Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

    (n)"Permanent Disability" shall have the meaning set forth in Subparagraph 6(h).

    (o)"Relationship" means that the Optionee is or has agreed to become an officer, director, employee, independent contractor or agent of the
Company or any of its Subsidiaries.

    (p)"Reorganization" shall have the meaning set forth in Subparagraph 7(c).

    (q)"Reorganization   Agreement"  shall   have  the  meaning   set  forth  in
       Subparagraph 7(c)(i).

    (r)"Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

    (s)"SAR" means a stock appreciation right granted under the Plan.

    (t)"Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

    (u)"Spread" means, with respect to each SAR, an amount equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of exercise over the Option Price.

    (v)"Subsidiary" or "Subsidiaries" means a subsidiary or affiliated corporation or corporations of the Company; provided, however, that with respect to Incentive Options it has the meaning set forth in Section 424(f) of the Code.

    (w)"Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an
Option or SAR by bequest or inheritance or by reason of the death of the Optionee.

3. ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Board or by a Committee, consisting of not less than two "disinterested" directors as defined in Rule 16b-3, appointed by the Board to administer the Plan; provided, however, that if all members of the Board are not disinterested persons within the meaning of such definition, the Board shall appoint such a Committee. The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its Chairman.

    The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

    The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to grant Options and SARs, to determine the number of shares and the Option Price with respect to each Option and SAR, the individuals to whom and the time or times at which Options and SARs shall be granted, to determine the terms and provisions of the respective agreements covering Options and SARs, which need not be identical (including, but without limitation, terms covering the payment of the Option Price with respect to Options), to construe and interpret the Plan and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. COMMON STOCK SUBJECT TO OPTIONS AND SARS.

    The aggregate number of shares of Common Stock subject to Options and SARs which may be granted under the Plan shall not exceed 3,000,000. The aggregate number of shares of Common Stock subject to Options and SARs which may be granted under the Plan to any single participant shall not exceed 1,000,000. The shares of Common Stock to be issued upon the exercise of Options or SARs, to the extent exercised for shares of the Common Stock, may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. In the event any Option or SAR shall, for any reason, terminate or expire or be surrendered without having been exercised in full, such Option or SAR shall again be available for grant under the Plan.

5. PARTICIPANTS.

    Non-Qualified Options or SARs may be granted under the Plan to any person who is or who agrees to become an officer, director, employee, independent contractor or agent of the Company or any of its Subsidiaries. Incentive Options may be granted under the Plan to any person who is an employee of the Company or any of its Subsidiaries. An employee may be granted Non-Qualified Options or Incentive Options or both under the Plan; provided, however, that the grant of Non-Qualified Options and Incentive Options to an Optionee shall be the grant of separate Options and each Non-Qualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of Treasury regulations.

6. TERMS AND CONDITIONS OF OPTIONS AND SARS.

    Each Option or SAR granted under the Plan shall be evidenced by an agreement executed by the Company and the Optionee and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

       (a) OPTION PRICE. The Option Price per share with respect to each Non-Qualified Option and SAR shall be determined by the Committee and shall in no instance be less than either (i) the par value or (ii) 50% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Option Price per share with respect to each Incentive Option shall be determined by the Committee and shall in no instance be less than either (i) the par value or (ii) 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the Option Price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

       (b) PERIOD OF OPTION OR SAR. The expiration date of each Option and SAR shall be fixed by the Committee but, notwithstanding any provision of the
    Plan to the contrary, the expiration date of any Option or SAR shall not be more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than five years from the Date of Grant. An Option or SAR may terminate before its expiration date, as provided in Subparagraphs 6(g) and 6(h) and 7(b) and 7(c).

       (c) VESTING OF STOCKHOLDER RIGHTS. Neither an Optionee nor his Successor shall have any of the rights of a stockholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his Successor.

       (d) EXERCISE. Each Option and SAR shall be exercisable in whole or in part from time to time over a period commencing on the Date of Grant and ending upon its expiration or termination; provided, however, the Committee may, by the provisions of any agreement, limit the extent to which such Option or SAR is exercisable during such period or periods of time. No Option or SAR granted under the Plan shall be exercisable in whole or in part prior to the date of stockholder approval of the Plan.

        Payment of the exercise price of an Option may be made in any combination of cash and Common Stock, including (unless the Committee provides otherwise) the automatic application of shares of Common Stock received upon exercise of an Option to satisfy the exercise price for additional Options. Where payment is made in Common Stock, such stock shall be valued at the Fair Market Value of such shares.

        Each SAR shall be exercisable for cash, for shares of Common stock or for either, in the discretion of the Optionee; provided, however, that:

              (i)
               no SAR shall be exercisable for cash (and any attempted exercise for cash will be deemed null and void) by a person subject to
       Section 16(b) at any time other than during the period beginning on the third and ending on the twelfth business day following the date of release for publication of quarterly or annual summary statements of revenues and earnings of the Company;

             (ii)
               no Optionee who is subject to Section 16(b) shall be entitled to exercise for cash and SAR granted under the Plan within the six-month period following the Date of Grant unless the death of the Optionee or the termination of a Relationship by reason of the Permanent Disability of the Optionee (as determined by the Committee) occurs during such period; and

            (iii)
               the Committee shall have sole discretion to consent to or disapprove the election of any Optionee who is subject to Section
       16(b) to receive cash in full or partial settlement of any SAR, provided that:

               (1) the discretion  of  the  Committee to  consent  to  any  such election shall be subject to the limitations set forth in clauses (i) and (ii) above;

               (2) such right to  consent to  or disapprove an  election may  be exercised by the adoption by the Committee of general rules regulating participant elections or by action taken by the Committee on a case-by-case basis;

               (3) any  such  general  rules  adopted by  the  Committee  may be amended or repealed at any time by the Committee;

               (4) in the absence  of a general  rule disapproving an  election, the Committee shall be deemed to have consented to such election unless it acts to disapprove the election within two days of the exercise date;

               (5) any disapproval  of an  election shall  be evidenced  by  the
                   Committee through a written notice given to the Optionee within two days of the exercise date, specifying the reason or reasons for such disapproval; and

               (6) in  the event of  any such disapproval  by the Committee, the
                   Optionee shall be deemed to have exercised the SAR for shares of Common Stock unless the Optionee shall give written notice of rescission of the exercise of such SAR within two days of receipt of the notice of disapproval.

    Subject to the foregoing, upon exercise of an SAR, the Optionee shall be entitled to receive, within 10 days after exercise, either (i) a cash payment equal to the Spread, if any, with respect to such exercised SAR, or
    (ii) a number of whole shares of Common Stock equal to (A) the Spread with respect to such exercised SAR, divided by (B) the Fair Market Value of a share of Common Stock as of the date of exercise, plus an amount of cash representing the Fair Market Value of any fractional share. In the event that an SAR has not been exercised prior to its expiration, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on such expiration date.

       (e) LIMITATION ON GRANT OF INCENTIVE OPTIONS. The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an option holder in any calendar year (under the Plan and all other plans of the Company or any Parent Corporation or Subsidiary of the Company) shall not exceed $100,000.

       (f) NON-TRANSFERABILITY OF OPTIONS AND SARS. No Option or SAR shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent of distribution, and each Option and SAR shall be exercisable during the Optionee's lifetime only by him. No Option or SAR shall be pledged or hypothecated in any way nor shall it be subject to execution, attachment or similar process.

       (g) TERMINATION. Except as the Committee may expressly determine otherwise, upon termination of an Optionee's Relationship with the
    Company or with any of its Subsidiaries, for any reason other than death or Permanent Disability (as defined in Subparagraph 6(h)), the Optionee's Options and SARs shall terminate three months after the date of such termination of Relationship, unless such Optionee has resumed or initiated a Relationship with the Company or with any of its Subsidiaries and has a Relationship on such date. During such three-month period, the Optionee may exercise an Option or SAR granted to him to the extent such Option or SAR was exercisable on the date of termination of his Relationship and provided that such Option or SAR has not expired or otherwise terminated. In the event that an SAR has not been exercised prior to its termination or earlier expiration date, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on its termination or earlier expiration date.

        A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Paragraph 6, but no Option or SAR may be exercised during any such leave of absence, except during the first three months thereof. The granting of an Option or SAR to an Optionee does not alter in any way the Company's or any Subsidiary's right to terminate such person's Relationship at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

        For purposes of this Paragraph 6, termination of an Optionee's Relationship shall be deemed to occur on the earliest of: (1) the effective date of termination set forth in a written notice from the Company of the Optionee; (ii) the date an Optionee ceases to render the services which he was employed or engaged to render to the Company or Subsidiary, and representing the basis of the Relationship, and assuming no other services are being rendered which would represent the basis of a new Relationship (but shall not include any leave of absence approved by the Committee or any temporary absence or vacation approved by the Optionee's supervisor); or
    (iii) the date an Optionee retires or completes his employment or engagement with the Company or any Subsidiary, in accordance with any agreement between the Optionee and the Company or any Subsidiary, or in accordance with the normal retirement policies of the Company or any Subsidiary.

       (h) DEATH OR PERMANENT DISABILITY OF OPTIONEE. Except as the Committee may expressly determine otherwise, if an Optionee dies or suffers a
    Permanent Disability while in a Relationship with the Company or any of its Subsidiaries, the Optionee's Options and SARs shall terminate one year after the date of the Optionee's death or termination of Relationship due to Permanent Disability unless by its terms the Option or SAR shall expire before such date, and shall only be exercisable to the extent exercisable on the date of death or termination of Relationship. In the event that an SAR has not been exercised prior to its termination or earlier expiration date, and the SAR shall then be exercisable, if such SAR has a positive Spread it shall be automatically exercised for cash on its termination or earlier expiration date.

        For purposes of this Paragraph 6, "Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee may require such proof of Permanent Disability as it, in its sole judgment, deems necessary or appropriate.

7. ADJUSTMENTS.

    (a)In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or any other distribution payable in capital stock, the Committee shall make appropriate adjustment in the number and kind of Options and SARs that may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of outstanding Options and SARs to the end that the proportionate interest of the holder of the Options and SARs shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of outstanding Options and SARs and with a corresponding adjustment in the Option Price per share with respect to the Options and SARs.

    (b)In the event of the dissolution or liquidation of the Company:

           (i)
           any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Option shall have previously expired) to exercise any Option, including any Option that would not otherwise be exercisable by reason of an insufficient lapse of time; and

          (ii)
           any SAR granted under the Plan shall terminate (and, if not previously exercised, shall be automatically exercised for cash on the date of such termination) 30 days after stockholder approval of the dissolution or liquidation and each Optionee shall have the right during such period (unless such SAR shall have previously expired) to exercise any SAR, including any SAR that would not otherwise be exercisable by reason of an insufficient lapse of time.

    (c)In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

           (i)
           if there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Options and SARs for options or stock appreciation rights of another corporation, then exercise and termination provisions equivalent to those of Subparagraph 7(b) shall apply; or

          (ii)
           if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the outstanding Options and SARs for options and stock appreciation rights of another corporation, then the Committee shall adjust the outstanding unexercised Options and SARs (and shall adjust the Options and SARs remaining under the Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

    The term "Reorganization" as used in this Subparagraph 7(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

    (d)Adjustments and determinations under this Section 7 shall be made by the Committee, whose decisions as to such adjustments or determinations shall be final, binding and conclusive.

8. RESTRICTIONS ON ISSUING SHARES.

    The exercise of each Option and SAR shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares, then such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Company.

9. USE OF PROCEEDS.

    The proceeds received by the Company from the issuance of its Common Stock pursuant to the exercise of Options granted under the Plan, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

10. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN.

    The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options and SARs granted under the Plan may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power no such amendment shall (a) except as specified in Paragraph 7, increase the maximum number of shares of Common Stock subject to Options and SARs which may be granted under the Plan,
(b) change the provisions of Subparagraph 6(a) relating to the establishment of the Option Price, (c) change the provisions of Subparagraph 6(b) relating to the expiration date of each Option and SAR, (d) materially increase the benefits accruing to participants under the Plan, (e) change the class of eligible participants or (f) change the provisions of the second sentence of this Paragraph 10 relating to the term of the Plan. Unless the Plan shall previously have been terminated by the Board or as provided in Paragraph 12, the Plan shall terminate 10 years after the Effective Date. No Option or SAR may be granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option or SAR previously granted to such Optionee under the Plan.

11. AMENDMENT OF GRANTS.

    The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the Optionee without the written consent of the Optionee.

12. EFFECTIVE DATE OF THE PLAN AND STOCKHOLDER APPROVAL.

    The Effective Date of the Plan shall be March 31, 1995, the date of its adoption by the Board, subject however to its approval by the stockholders of the Company representing a majority of the voting power at the next stockholders' meeting. Options and SARs may be granted under the Plan from and after the Effective Date, subject to such approval.

13. OPTIONS GRANTED PRIOR TO AMENDMENTS TO THE PLAN.

    Options granted pursuant to the Plan shall be governed exclusively by the terms of the Plan as they existed on the Date of Grant, without giving effect to amendments adopted subsequent to the Date of Grant, unless specifically provided otherwise in such amendments or in the applicable Option agreement.

                          MIRAGE RESORTS, INCORPORATED
               Proxy Solicited on Behalf of the Board of Directors

P
R    The undersigned appoints George J. Mason and Melvin B. Wolzinger, and each
O    of them, as Proxies, each with the power to appoint his substitute, and
X    authorizes each of them to represent and to vote, as designated on the
Y reverse, all the shares of Common Stock of Mirage Resorts, Incorporated held of record by the undersigned on March 31, 1995, at the Annual Meeting of Stockholders to be held on May 25, 1995 or any adjournment thereof.

                                             (Change of Address/Comments)

                                        _______________________________________
Election of Directors, Nominees:
                                        _______________________________________
Stephen A. Wynn, Ronald M. Popeil
                                        _______________________________________

                                        _______________________________________


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.
The Proxies cannot vote your shares unless you sign and return this card.

                                                                SEE REVERSE SIDE

/X /  Please mark your votes as in this example.

                       FOR               WITHHELD
1. Election of         / /                 / /
   Directors

For, except vote withheld from the following nominee(s):

- ---------------------------------------------------------
2. Proposal to approve the 1995            FOR      AGAINST      ABSTAIN
   Stock Option and Stock Appreciation     / /        / /          / /
   Rights Plan

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


SIGNATURE(S)_________________________________________  DATE __________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.